                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                FEDERAL SIGNAL
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF FEDERAL SIGNAL CORPORATION]

                             1415 West 22nd Street
                           Oak Brook, Illinois 60523

                   Notice of Annual Meeting of Shareholders

                         To Be Held on April 19, 2001

To the Stockholders of
Federal Signal Corporation

   The Annual Meeting of Shareholders of Federal Signal Corporation ("Federal") for the year 2001 will be held at the Marriott Hotel-Oak Brook, 1401 West 22nd Street, Oak Brook, Illinois, on Thursday, April 19, 2001, at 11:00 a.m., local time, for the following purposes:

     1. To elect one director of Federal; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business, February 22, 2001, as the record date for determining the holders of Common Stock of Federal entitled to notice of and to vote at the meeting or any adjournment thereof.

   A copy of Federal's Financial Statements and its Annual Report for the year ended December 31, 2000 and a Proxy Statement accompany this notice.

   IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

   No postage is required if the proxy is mailed in the United States.

                                          By order of the Board of Directors

                                          Kim A. Wehrenberg
                                          Secretary

March 9, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Notice of Annual Meeting of Shareholders...................................

General Information........................................................   1

Voting Securities..........................................................   1

Certain Beneficial Owners..................................................   2

Election of Directors......................................................   2

Board of Directors and Committees..........................................   3

Executive Compensation.....................................................   5

Compensation and Benefits Committee Report.................................   7

Audit Committee Report.....................................................   9

Accounting Information.....................................................  10

Future Shareholder Proposals...............................................  10

Other Business.............................................................  10

Audit Committee Charter....................................................  11

                     [LOGO OF FEDERAL SIGNAL CORPORATION]

                             1415 West 22nd Street
                           Oak Brook, Illinois 60523

                                 MAILING DATE
                                  on or about
                                 March 9, 2001

                               ----------------

              Proxy Statement for Annual Meeting of Shareholders

                         To Be Held on April 19, 2001

                              GENERAL INFORMATION

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Signal Corporation ("Federal") for use at the Annual Meeting of Shareholders to be held on Thursday, April 19, 2001, and any adjournment thereof. Costs of solicitation will be borne by Federal. Following the original solicitation of proxies by mail, certain officers and regular employees of Federal may solicit proxies by correspondence, telephone, telegraph, or in person, but without extra compensation. Federal will reimburse brokers and other nominee holders for their reasonable expenses incurred in forwarding the proxy materials to the beneficial owners.

   Each proxy solicited herewith will be voted as to each matter as the stockholder directs thereon, but in the absence of such directions it will be voted for the nominees specified herein and against the shareholder proposal. Any proxy solicited herewith may be revoked by the stockholder at any time prior to the voting thereof, but a revocation will not be effective until satisfactory evidence thereof has been received by the Secretary of Federal.

                               VOTING SECURITIES

   The holders of record of the Common Stock of Federal at the close of business on February 22, 2001, will be entitled to vote at the meeting. At such record date, there were outstanding 45,420,730 shares of Common Stock. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted to determine if a quorum is present. Abstentions are counted as votes cast, whereas broker non-votes are not counted as votes cast for determining whether a proposition has been approved. Each stockholder of record will be entitled to one vote for each share of Common Stock standing in the name of the holder on the books of Federal on the record date. A plurality of votes cast at the meeting is required for the election of directors and approval of a majority of shares entitled to vote is required for all other matters submitted to shareholders for a vote.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

   The following table sets forth information as of December 31, 2000 (unless otherwise noted) with respect to (i) any person who is known to Federal to be the beneficial owner of more than 5% of Federal's Common Stock, which is Federal's only class of outstanding voting securities, and (ii) each director, and all directors and officers as a group:

                                                       Amount and
                                                       Nature of
                                                       Beneficial   Percent of
                           Name                       Ownership (2)   Class
                           ----                       ------------  ----------
      Beneficial Owner of More than 5% of Federal's
       Common Stock:
        Perkins, Wolf, McDonnell & Company...........  3,025,000      6.66%
      Each Director and Five Executive Officers and
       Executive Officers and Directors as a Group:
       (1)
        Charles R. Campbell, Director................     47,637       .10%
        James C. Janning, Director...................     10,000       .02%
        Paul W. Jones, Director......................      6,590       .01%
        James A. Lovell, Jr., Director...............     36,037       .08%
        Thomas N. McGowen, Jr., Director.............     34,667       .08%
        Joseph J. Ross, Director and Executive
         Officer.....................................    971,356      2.14%
        Richard R. Thomas, Director..................    119,848        26%
        Henry L. Dykema, Executive Officer...........    103,319       .22%
        Richard G. Gibb, Executive Officer...........    295,550       .65%
        Richard L. Ritz, Executive Officer...........    104,908       .23%
        Kim A. Wehrenberg, Executive Officer.........    258,139       .56%
        All Directors and Executive Officers as a
         group (15 persons)..........................  2,133,051      4.70%

--------
(1) The information contained in this table is based upon information furnished to Federal by the individuals named above. Except as set forth in the following footnotes, each director claims sole voting and investment power with respect to these shares.
(2) These figures include options shares exercisable within 60 days as follows: Mr. Lovell, 8,670; Mr. Jones, 2,590; Mr. Ross, 323,333; Mr. Dykema, 50,000; Mr. Wehrenberg, 74,000; Mr. Ritz, 58,666; and Mr. Gibb, 105,000. These figures also include stock award shares pursuant to Federal's Stock Benefit Plan which are subject to certain restrictions under the plan, as follows: Mr. Ross, 24,750; Mr. Dykema, 8,500; Mr. Wehrenberg, 6,375; Mr. Ritz, 4,025 and Mr. Gibb, 13,000.

                             ELECTION OF DIRECTORS

   Federal's Board of Directors consists of six directors divided into three classes with one class term expiring each year. Mr. Richard R. Thomas is nominated as a Class II director for election at this Annual Meeting for a term to expire at the 2004 Annual Meeting or until his successor is elected and qualified.

   The accompanying proxy card permits a stockholder to direct whether his or her shares are to be voted for or withheld from the vote for the nominee. Each proxy will be voted as the stockholder directs thereon; however, if no such direction is given, it is the present intention of the persons named in the proxy card to vote such proxies for the election of the above-named nominee as a director. If on account of death or unforeseen contingencies the nominee shall not be available for election, the persons named in the proxy will vote the proxies for such other person as the Nominating Committee may nominate as a director so as to provide a full board. The nominee receiving the highest number of votes cast will be elected as a director.

   Information regarding the nominee for election and the directors continuing in office is set forth below:

                              Year First Year Present    Principal Occupation
                                Became       Term         or Employment for
           Name           Age  Director    Expires        Last Five Years(1)
           ----           --- ---------- ------------    --------------------
 Nominee:

    Richard R. Thomas....  67    1994        2004     Mr. Thomas retired in
                                                      1994 as President of the
                                                      Tool Group of Federal
                                                      Signal Corporation.

 Continuing Directors:

    Charles R. Campbell..  61    1998        2002     Mr. Campbell is a
                                                      principal in The Everest
                                                      Group, a management
                                                      consulting firm, and was
                                                      Senior Vice President and
                                                      Chief Financial and
                                                      Administrative Officer of
                                                      Federal Signal
                                                      Corporation from 1985 to
                                                      1995. He is a director of
                                                      Home Products
                                                      International, Inc., a
                                                      houseware products
                                                      company.

    Paul W. Jones........  52    1998        2002     Mr. Jones has been
                                                      Chairman, President and
                                                      Chief Executive Officer
                                                      of U.S. Can Company since
                                                      April, 1998 and was
                                                      President and Chief
                                                      Executive Officer of
                                                      Greenfield Industries,
                                                      Inc., a tool
                                                      manufacturer, from 1989
                                                      to 1998.

    James A. Lovell, Jr..  72    1984        2002     Mr. Lovell is President
                                                      of Lovell Communications,
                                                      a consulting company. He
                                                      retired in 1990 as
                                                      Executive Vice President,
                                                      Corporate Staff and as a
                                                      director of Centel
                                                      Corporation, a
                                                      telecommunications
                                                      company. He is a director
                                                      of AASI Aircraft Company,
                                                      a manufacturer of
                                                      aircraft, and Magellan
                                                      Corporation, a GPS
                                                      precision and navigation
                                                      systems company.

    James C. Janning.....  53    1999        2003     Mr. Janning is Group
                                                      President of Harbor Group
                                                      Ltd, a diversified
                                                      holding company and has
                                                      held various executive
                                                      positions at Harbor Group
                                                      since 1987.

    Joseph J. Ross.......  55    1986        2003     Mr. Ross is Chairman,
                                                      President and Chief
                                                      Executive Officer of
                                                      Federal. He has served as
                                                      President and Chief
                                                      Executive Officer since
                                                      December, 1987 and also
                                                      became Chairman in
                                                      February, 1990.

--------
(1) The information contained in this table is based upon information furnished to Federal by the individuals named above.

                       BOARD OF DIRECTORS AND COMMITTEES

   Pursuant to its by-laws, Federal has established standing audit, corporate governance, compensation and benefits and executive committees.

   The Board of Directors has adopted a Charter for the Audit Committee which includes the following duties. The Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls, auditing practices and procedures and accounting principles to be employed in the preparation of Federal's financial statements and the review of financial statements by independent public accountants. The

Audit Committee also makes recommendations concerning the engagement of independent public accountants to audit the annual financial statements and the scope of the audit to be undertaken by such accountants. In addition, the Audit Committee considers the performance of non-audit services by such accountants, including the effect which the performance of such non-audit services may have upon the independence of the accountants. The by-laws prohibit a director who is also an employee of Federal from serving on the Audit Committee. The members of the Audit Committee are Charles Campbell, Chairman, James Janning and Richard Thomas.

   The Corporate Governance Committee evaluates and recommends to the Board of Directors candidates for election or re-election as directors. No determination has been made regarding the consideration of or procedure for the recommendation of nominees by stockholders. The members of the Corporate Governance Committee are James Lovell, Jr., Chairman, Paul Jones and Charles Campbell.

   The Compensation and Benefits Committee reviews and recommends to the Board of Directors policies, practices and procedures relating to compensation of managerial employees and the establishment, investment of funds, and administration of employee benefit plans. The members of the Compensation and Benefits Committee are Paul Jones, Chairman, Thomas McGowen, Jr. and James Janning.

   During 2000, the Board of Directors held a total of five meetings and the Executive Committee of the Board, which generally exercises the power and authority of the Board in the intervals between full board meetings, held no meetings. The members of the Executive Committee are Thomas McGowen, Jr., Chairman, James Lovell, Jr., Joseph Ross and Richard Thomas. During 2000, the Compensation and Benefits Committee held four meetings; the Corporate Governance Committee held two meetings and the Audit Committee held two meetings. No director attended less than 75% of the meetings of the Board and of each committee of which he was a member.

   Directors who are not officers of Federal receive the following compensation. Director and committee fees for Mr. Lovell are $39,000 and 2,000 stock options. He is also eligible for a retirement benefit of $15,000 per year for up to 10 years after retirement. The pension plan was replaced by stock option grants for all other directors. Messrs. Campbell, Janning, Jones and Thomas receive an annual retainer of $28,000 and $1,000 per Board meeting fees. They also received an initial grant of 5,000 shares of stock options, plus 4,000 shares of options per year. All directors may elect to receive stock options in lieu of cash fees as described in the Stock Benefit Plan. Directors are also reimbursed for their expenses relating to attendance at meetings.

                            EXECUTIVE COMPENSATION

   The following is the Summary Compensation Table for the Chief Executive Officer and four other top executive officers of Federal for compensation earned during the 2000 fiscal year:

                          SUMMARY COMPENSATION TABLE

                                                    Long-Term
                                                   Compensation
                          Annual Compensation         AWARDS
                         ---------------------- ------------------
                                                Restricted Number
Name and Principal                                Stock      of       All Other
Position                 Year  Salary   Bonus   Awards(1)  Options Compensation(2)
------------------       ---- -------- -------- ---------- ------- ---------------
Joseph J. Ross.......... 2000 $479,250 $341,000  $239,063       0      $39,431
 Chairman, President     1999  417,000        0   547,500  60,000       21,325
 and Chief Executive     1998  405,000  295,650   315,875  60,000       40,789
  Officer

Richard G. Gibb......... 2000  213,000   75,420   159,375       0       15,430
 Executive Vice          1999  208,000        0   191,625  20,000       19,458
  President              1998  200,000  127,750   180,500  10,000       15,614

Henry L. Dykema......... 2000  212,000   95,471    79,688       0        6,399
 Vice President and      1999  204,000   74,358    82,125  16,000        8,351
 Chief Financial Officer 1998  197,000  107,858    67,687   7,000        9,428

Kim A. Wehrenberg....... 2000  178,000   68,708    79,688       0       15,556
 Vice President, General 1999  171,000   66,177    95,812  16,000       11,140
 Counsel and Secretary   1998  165,000   90,338    78,968   7,000       13,810

Richard L. Ritz......... 2000  126,000   45,255    51,000       0       12,300
 Vice President,         1999  120,000   40,950    54,750   8,000       12,810
  Controller             1998  115,000   59,657    56,405   7,000       12,669

--------
(1) Stock awards generally vest 25% on each anniversary date after date of grant. The number and aggregate value of unvested stock awards as of December 31, 2000 were: for Mr. Ross 24,750 shares ($485,719), for Mr. Dykema 8,500 shares ($166,812), for Mr. Gibb 13,000 shares ($255,125), for
    Mr. Wehrenberg 6,375 shares ($125,109) and for Mr. Ritz 4,025 shares ($78,991). Dividends are paid at the regular rate to these people on the unvested shares.
(2) This compensation consists of the Company matching contribution under Federal's 401(k) savings plan in which most employees participate and supplemental savings and retirement plans and auto allowance which break out as follows, respectively, Mr. Ross $5,100, $19,128, $15,203, $0; Mr. Dykema $5,100, $1,299, $0, $0; Mr. Wehrenberg $5,100, $4,456, $0, $6,000;
    Mr. Ritz $5,100, $0, $0, $7,200; Mr. Gibb $5,100, $1,330, $0, $9,000.

                             EMPLOYMENT AGREEMENTS

   Federal has an employment agreement with Joseph J. Ross. The agreement continues until the December 31 following the employee's 65th birthday subject to earlier termination by either Federal or the employee. As of January 1, 2001, termination salary under this agreement was $500,000 for Mr. Ross and the annual salary of Mr. Ross, which is approved by the Compensation Committee, is not set by this employment agreement. In the discretion of the Board of Directors, annual compensation may be increased during the term of the agreement. If terminated by Federal under circumstances not involving cause, Federal would be obligated to pay in monthly installments an amount equal to the then applicable salary for one year (or, if less, the amount of minimum salary payable through the December 31 following such employee's 65th birthday). In the event of death prior to termination of employment, the employee's estate is entitled to receive in monthly installments an amount equal to one year's minimum compensation. Mr. Ross and Mr. Wehrenberg have change of control agreements. In the event Federal is subject to a "change of control" (as specifically defined), the agreements permit the employee to elect to terminate employment during a specified period and to receive termination payments calculated as if Federal had terminated employment without cause, except that such payment shall be based on three years' W-2 compensation rather than one. Upon termination of employment for any reason, each employee is obligated not to engage in specified competitive activities for a period of three years.

                       Option Grants in Last Fiscal Year

                                                                    Grant Date
                        Individual Grants                              Value
------------------------------------------------------------------ -------------
                                                       % of Total   Grant Date
                                   Number of            Options    Present Value
                                   Securities          Granted to   $ Based on
                                   Underlying         Employees in Black-Scholes
                                    Options   Vesting Fiscal Year     Method
                                   ---------- ------- ------------ -------------
Joseph J. Ross....................      0         0         0             0
Richard G. Gibb...................      0         0         0             0
Henry L. Dykema...................      0         0         0             0
Kim A. Wehrenberg.................      0         0         0             0
Richard L. Ritz...................      0         0         0             0

   No SARs were granted.

                   Option Exercises and Year-End Value Table
    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value

                                                          Number of Securi-     Value of
                                                           ties Underlying   Unexercised In-
                                                             Unexercised        the-Money
                                                             Options at      Options at FY-
                                                             FY-End (#)          End ($)
                         Shares Acquired      Value         Exercisable/      Exercisable/
Name                     on Exercise (#) Realized ($) (1)   Unexercisable   Unexercisable (2)
----                     --------------- ---------------- ----------------- -----------------
Joseph J. Ross..........     45,000          $553,122          323,333          $488,123
                                                                90,000           213,750

Richard G. Gibb.........      7,500            92,187          105,000           216,352
                                                                25,000            71,250

Henry L. Dykema.........          0                 0           45,000                 0
                                                                24,500            57,000

Kim A. Wehrenberg.......     12,000           170,059           74,000           164,852
                                                                19,500            57,000

Richard L. Ritz.........      4,500            55,312           58,666            41,478
                                                                11,500            28,500

--------
(1) Market value of underlying securities at exercise, minus the exercise or base price.
(2) "Spread" calculated by subtracting the exercise or base price from the closing stock price of $19.63 on December 31, 2000.
(3) Mr. Ross has stock option exercise loans totaling $2,144,841, including $76,510 of interest. $76,510 of interest accrued in 2000 at rates ranging from 6.02% to 6.10%. Such loans are available to all employees participating in the Plan.

Retirement Plans

   Federal's Retirement Plan provides retirement benefits for salaried and hourly employees including officers. Contributions are made on an actuarial group basis, and no specific amount of contributions is set aside for any individual participant. Under the method of computing the annual contribution, the Internal Revenue Service's full funding limitation prohibits a contribution to the plan for 2000. The following table sets forth the approximate annual pension benefit based on years of service and compensation, but does not reflect dollar limitations under the Internal Revenue Code, as amended, which limits the annual benefits which may be paid from a tax qualified retirement plan. For employees covered by Federal's supplemental pension plan, amounts in excess of such limitations will be paid from the general funds of Federal, pursuant to the terms of such plan. The amount of pension benefits is reduced by one-half of the amount of available individual Social Security benefits. Estimated credited years of service are as follows:
Mr. Ross, 16.5, Mr. Dykema, 5; Mr. Wehrenberg, 13; Mr. Ritz, 15.5; and Mr. Gibb, 24.2.

                              Pension Plan Table

   Average Annual
  Compensation for
the Five Consecutive
  Calendar Years of                  Approximate Annual Straight-Life Annuity
  the Last Ten for                        Pension Upon Retirement at 65
       Which                  ----------------------------------------------------
     Compensa-                10 years
      tion is                    of     15 years   20 years   25 years   30 years
      Highest                 Service  of Service of Service of Service of Service
--------------------          -------- ---------- ---------- ---------- ----------
   $300,000.................. $ 50,000  $ 75,000   $100,000   $125,000   $150,000
    400,000..................   66,667   100,000    133,334    166,167    200,000
    500,000..................   83,334   125,000    166,667    208,334    250,000
    600,000..................  100,000   150,000    200,000    250,000    300,000
    700,000..................  116,667   175,000    233,333    291,667    350,000
    800,000..................  133,333   200,000    266,667    333,334    400,000
    900,000..................  150,000   225,000    300,000    375,000    450,000

   For purposes of the Retirement Plan, an employee's compensation is his Annual Compensation as set forth in the Summary Compensation Table.

   Pursuant to Federal's supplemental pension plan, an officer of Federal may be entitled to pension supplement which has the effect of assuring that, regardless of his actual years of service, if he remains in the employment of Federal until age 65, he will receive benefits as if he had been continuously employed by Federal since his thirty-fourth birthday. Giving effect to such pension supplement, the additional years of service credited under Federal's Supplemental Retirement Plan as of December 31, 2000 to Mr. Ross is 3 1/4 years. The supplemental pension benefit for Mr. Ross makes up the difference between his actual pension benefit and what it would have been with 30 years of service under the 1976 plan.

Compensation and Benefits Committee Report on Executive Compensation

   The Compensation and Benefits Committee of the Board of Directors consists of three independent outside directors. The Committee meets without the Chief Executive Officer present to evaluate his performance and establish his compensation. Compensation for Federal's executive officers consists of three major components: salary, bonus and stock options/awards. The officers' compensation is based on the individual's skill level, years of experience, job duties and the individual's and Company's performance. The Committee uses its subjective evaluation of these factors, without a mechanical weighting, to determine the officer's salary and level of participation in the bonus plan; Mr. Ross participates at 60% of his salary and the other officers participate at 25% to 35% of their salary.

   Although the Company's stock price increased more than 22% in 2000, the Company's total return to shareholders has been down slightly over the last five years. The Company's earnings from continuing operations, excluding certain restructuring costs, in 2000 compared to 1999 were up 11%. Mr. Ross received a salary increase on April 1, 2000 from $417,000 to $500,000. Mr. Ross received a bonus for 2000 of $341,000 based on the performance of Mr. Ross and the Company in 2000. The Compensation and Benefits Committee will consider and approve 2001 compensation for Mr. Ross and the other officers at the Board of Directors meeting in April 2001.

   The officers' bonuses are tied directly to the Company's financial performance. Bonus targets are established for the officers based on their level of responsibility. The amount of bonus to which an officer is entitled is based on Federal's pre-tax profits (before extraordinary items, interest on long-term debt and bonus payments) as a percentage of Federal's average stockholders' equity plus average long-term debt, as well as on goals for growth of the Company. The officers' bonus targets remain the same for 2001 except the target percentage for Mr. Ross was increased from 40% to 60%. The 2000 bonus target achievement was 52% of plan. The other four officers' bonuses constituted about 28% of their cash compensation.

   The third major component of the officers' compensation consists of stock options and awards. This is long-term compensation which provides value to the officers based on the increased market value of the Company for all stockholders. The Performance Graph on page 9 shows that Federal outperformed the Standard & Poor's Industrials and the Dow Jones Industrial-Diversified Index in the year 2000, but has underperformed for longer periods of time. To give the officers an incentive to increase shareholder value and to compensate them in accordance with such increases in shareholder value, the Compensation and Benefits Committee intends to grant the officers additional stock options and restricted stock awards in 2001. The compensation officers receive from stock options and awards is down significantly because of the performance of the Company's stock price and the Compensation and Benefits Committee did not grant any stock options to executive officers in 2000. The Committee subjectively determines the number of shares to be granted and there is no mechanical relationship between the number of options and restricted share awards to be granted, nor is there a mechanical relationship to prior grants.

   Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1.0 million paid to the chief executive officer and the four most highly compensated executive officers of a public company will generally be non-deductible for federal income tax purposes, subject to certain exceptions. The Committee intends to structure compensation arrangements in a manner that will avoid the deduction limitations imposed by Section 162(m) in appropriate circumstances. However, the Committee believes that it is important and necessary that the Committee retain the right and flexibility to provide and revise compensation arrangements, such as base salary and cash bonus incentive opportunities, that may not qualify under Section 162(m) if, in the Committee's view, such arrangements are in the best interests of the Company and its shareholders.

JAMES C. JANNING                 PAUL W. JONES           THOMAS N. McGOWEN, JR.

               Comparison for Five Year Cumulative Total Return*
                        for Federal Signal Corporation


                                  [LINE GRAPH]

                                                                   Percent
                                                                   Change
                                                                     in
              1995     1996     1997     1998     1999     2000     2000
-------------------------------------------------------------------------------
FSC           100      102       88      114       70        89     +27%
S&P Ind.      100      123      161      215      274       229     -16%
Midcap        100      119      157      187      215       252     +17%


Assumes $100 invested on December 31, 1995 in Federal Signal Corporation Common Stock (FSC). S&P Industrials Index (S&P Ind.) and the S&P 400 Midcap Index (Midcap).

*Total return assumes reinvestment of dividends and is based on fiscal years ending December 31.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Company's Board of Directors is currently comprised of three directors, none of whom are officers or employees of the Company. All members are "independent" under rules recently adopted by the New York Stock Exchange. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Exhibit A to this proxy statement. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices of the Company. In addition, for each fiscal year, the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to approval of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

   The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

CHARLES R. CAMPBELL            JAMES C. JANNING               RICHARD R. THOMAS

                            ACCOUNTING INFORMATION

   Ernst & Young has been selected by Federal to serve as its independent public accountants for the fiscal year ending December 31, 2001. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to questions of stockholders. The appointment of the auditors is approved annually by the Board of Directors based upon the recommendation of the Audit Committee. Ernst & Young fees for audit services in 2000 were $471,000 and their fees for all other services in 2000 included $97,000 of audit-related fees and $157,000 of non-audit fees.

                         FUTURE STOCKHOLDER PROPOSALS

   In order to be considered for inclusion in the proxy statement for the 2002 Annual Meeting of Shareholders, stockholder proposals must be received by Federal on or before November 24, 2001.

                                OTHER BUSINESS

   As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the meeting. If any other proper business should be presented to the meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                          By order of the Board of Directors

                                          Kim A. Wehrenberg
                                          Secretary
                                          Federal Signal Corporation

                                                                      EXHIBIT A

              FEDERAL SIGNAL CORPORATION AUDIT COMMITTEE CHARTER

   The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, 2) the compliance by the Company with legal and regulatory requirements and 3) the independence and performance of the Company's internal and external auditors.

   The Audit Committee, consisting of three or more members, shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Audit Committee shall make regular reports to the Board.

   The Audit Committee shall:

   1. Review and reassess the adequacy of this Charter annually and submit any changes to the Board for approval.

   2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles, judgments and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

   3. Require the independent auditor to review the Company's quarterly financial statements prior to the filing of the 10-Q.

   4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

   5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

   6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

   7. Approve the fees to be paid to the independent auditor.

   8. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

   9. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  10. Review the appointment, performance, staffing and replacement of the internal auditing department.

  11. Review the significant reports to management prepared by the internal auditing department and management's responses.

  12. Meet with the independent auditor to review the planning of the audit for the coming year.

  13. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

  14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

  16. Prepare any report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  17. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                          FEDERAL SIGNAL CORPORATION
                1415 W. 22nd Street, Oak Brook, Illinois 60523

          Proxy for Annual Meeting of Stockholders on April 19, 2001 This Proxy is Solicited on Behalf of the Board of Directors

Joseph J. Ross and Kim A. Wehrenberg, or either of them, with full power of substitution, are hereby authorized to vote the shares of Common Stock of Federal Signal Corporation which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders to be held at the Marriott Hotel-Oak Brook, 1401
W. 22nd Street, Oak Brook, Illinois on Thursday, April 19, 2001 at 11:00 a.m., and at all adjournments thereof as indicated on this card for the proposal described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

Unless otherwise instructed, this Proxy will be voted FOR the nominee listed in Proposal 1.

                                   [_] Check here for address change.

                                      New Address: _________________
                                      ______________________________
  (Continued and to be signed on      ______________________________
          reverse side.)
P R O X Y

-------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

[X]  Please mark your                                                      5887
     votes as in this
     example.

-------------------------------------------------------------------------------
This Proxy will be voted in accordance with specifications made. If no choice is indicated, this Proxy will be voted FOR the nominee listed in Proposal 1.

1. Election of           FOR           WITHHELD   Change of Address/
   Directors             [_]             [_]      Comments on Reverse Side. [_]
   (see reverse)
Nominee 01) Richard R. Thomas

-----------------------------

-------------------------------------------------------------------------------
                 Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.

                                       --------------------------------------

                                       --------------------------------------
                                       SIGNATURE(S)                     DATE

--------------------------------------------------------------------------------

                           . FOLD AND DETACH HERE .

                            YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.